SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 17, 1997


                        The Dun & Bradstreet Corporation
             (Exact name of registrant as specified in its charter)



       Delaware 1-7155 13-2740040
       (State or other      (Commission File Number)    (I.R.S. Employer
        jurisdiction of                                  Identification No.)
        incorporation)




       One Diamond Hill Road, Murray Hill, N.J.                        07974
       (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (908) 665-5000.


       Not Applicable
       (Former name or former address, if changed since last report)


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Item 5.  Other Events

     The press release issued by The Dun & Bradstreet Corporation on December 17, 1997 is attached to this Form 8-K as an exhibit and is incorporated by reference herein.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        THE DUN & BRADSTREET CORPORATION


                                       By:
               Name: Nancy L. Henry
              Title: Senior Vice President and Chief Legal Officer


Date:  December 18, 1997

                                  EXHIBIT INDEX


Exhibit No.                                 Description


99.1 Press Release of the Registrant, dated December 17, 1997.

EXHIBIT 99.1

For Immediate Release
Wednesday, December 17, 1997


Contact:  David M. Monfried (media)
908.665.5350
monfriedd@mail.dnb.com

Philip C. Danford (analysts/investors)
908.665.5030
danfordp@mail.dnb.com



The Dun & Bradstreet Corporation To Separate
Into Two Public Companies

Reuben H. Donnelley to be an Independent Company;

The Dun & Bradstreet Corporation to Consist of Moody's Investors Service and the D&B Operating Company

The Dun & Bradstreet Corporation's Board Declares
Quarterly Dividend of $.22


D&B Operating Company Makes Significant Changes in Sales and Service Process

Company Announces Change in Revenue Recognition Policies;
Non-Cash Charge to Lower Reported 1997 Net Income by $150 million


MURRAY HILL, N.J. - The Dun & Bradstreet Corporation announced today that it intends to separate into two independent, publicly traded companies -- The Reuben H. Donnelley Corporation and The Dun & Bradstreet Corporation. The transaction is expected to be completed in the summer of 1998.

Volney Taylor, chairman and chief executive officer, said, "The separation will create two sharply focused companies that will be better positioned to leverage their different core competencies. We believe customers and shareholders of both companies will benefit."

After the transaction is completed, The Dun & Bradstreet Corporation will consist of two leading global information companies -- Moody's Investors Service, the preeminent debt-rating company and publisher of financial information for investors, and Dun & Bradstreet (D&B), the leading provider of commercial credit, business marketing and purchasing information, and receivables management services. D&B and Moody's reported 1996 combined revenue of $1.8 billion.

Reuben H. Donnelley, headquartered in Purchase, N.Y., is the largest independent marketer of yellow pages in the United States, with 1996 reported revenue of approximately $378 million. The company has long-term relationships with leading telephone companies, including Bell Atlantic, Sprint, and Ameritech, to provide sales and other yellow pages services. Frank Noonan, currently senior vice president of The Dun & Bradstreet Corporation and president of Reuben H. Donnelley, will become Donnelley's chief executive officer upon completion of the transaction.

The Dun & Bradstreet Corporation said it currently anticipates that approximately $450 million of its existing debt will be allocated to Donnelley. This level of debt is consistent with Donnelley's strong and predictable cash flow and earnings resulting from its long-term contractual commitments with the telephone companies.

The separation of the two companies would be accomplished through a tax-free dividend of a new entity comprised of Moody's and the D&B operating company. The new entity would be known as The Dun & Bradstreet Corporation and the remaining entity would be known as The Reuben H. Donnelley Corporation. Both companies -- Dun & Bradstreet and Donnelley -- are expected to be listed on the New York Stock Exchange.

Dun & Bradstreet intends to seek a ruling from the Internal Revenue Service with respect to the tax-free treatment of the distribution. The transaction is subject to the Internal Revenue Service's ruling and to final approval by The Dun & Bradstreet Corporation's board of directors.

Taylor said that Donnelley, as a result of several actions taken over the past two years, is poised for steady growth. He noted that Donnelley has consistently generated strong cash flow and earnings. Now, he said, with its state-of-the-art Information Center in Raleigh, N.C., becoming fully operational and with the revised structure of DonTech, the partnership with Ameritech, Donnelley is well positioned for the future.

The company said that its yellow pages business is fundamentally different from that of the other two companies that comprise The Dun & Bradstreet Corporation. Donnelley has built an exceptionally strong sales, marketing, and publishing organization that links businesses to prospective customers through yellow pages and other forms of advertising. Moody's and D&B, said Taylor, "are information companies. Both are highly trusted, independent providers of business information and risk management services. Both are best-in-class when it comes to collecting and analyzing business data on a global basis and then using that data to provide value-added information for business decision makers and investors."

The separation will better position both Donnelley and The Dun & Bradstreet Corporation to achieve their strategic and financial objectives, explained Taylor. Each company will be able to set its dividend, resource allocation and compensation policies to meet its own unique strategic requirements.


Provides 1998 financial outlook

Taylor said that one of the major advantages of the transaction for The Dun & Bradstreet Corporation is increased financial flexibility, arising from its reduced level of debt. Taylor also said that, subject to market conditions, once the separation is concluded it is his intention to recommend to The Dun & Bradstreet Corporation's board of directors that a portion of the company's increased debt capacity be used for an additional stock repurchase program. The result of a stock repurchase program would be a higher earnings-per-share growth rate, he noted.

Frank R. Noonan said, "The decision to separate Donnelley from D&B enables us to concentrate our full attention on growing the yellow pages business and strengthens our prospects for the future. Donnelley's long-term relationships with Bell Atlantic, Sprint, and Ameritech provide a springboard for solid growth. In addition, we're aggressively leveraging our recent experience in cable TV and Internet advertising to broaden the sales and marketing expertise we provide to businesses. These and other products and services, along with the new capacity at our Raleigh Information Center, provide exciting growth opportunities for us."

It is currently anticipated that both companies will pay dividends that in total equal the current Dun & Bradstreet Corporation annualized dividend of $.88 per share. Actual dividend decisions will be dependent upon the future financial conditions of the companies and will be made by the companies' boards of directors.

At its meeting today, The Dun & Bradstreet Corporation's board of directors declared a quarterly dividend of $.22, payable March 10, 1998, to shareholders of record at the close of business February 20, 1998.

Taylor announced revised 1998 growth goals for The Dun & Bradstreet Corporation (excluding Reuben H. Donnelley). The new goal (excluding the transaction costs associated with the separation of the two companies), he said, is to increase net income by 7-to-9 percent in 1998, up from the goal of 5-to-7 percent growth in 1997.

For 1998, Taylor reiterated a goal of 8-to-10 percent annual operating income growth for Moody's and pointed out that Moody's is expected to have outstanding, 25 plus percent operating income growth in 1997. Similarly, he reiterated a 1998 goal of 5-to-7 percent operating income growth for the D&B operating company. He noted that D&B's 1998 goal remains unchanged despite its absorbing significant expenses associated with the Year 2000 software issue and the ongoing development of the company's new European computer system.

Noonan said that, as previously disclosed to investors, 1997 revenue and operating income for Reuben H. Donnelley are expected to be below that of 1996. One of the factors in the decline is a shift in the timing of certain revenues from 1997 to 1998. As a result of that revenue shift, as well as good underlying sales growth and improved operating efficiencies next year, Donnelley has set a 1998 goal of earnings growth in the double digits. After 1998, Noonan said, he expects operating income to increase at or slightly above the industry growth rate of 4-to-5 percent. Noonan said he believes that Donnelley's strong cash flow will be sufficient to service its anticipated debt level, pay dividends, and invest in the business.

D&B operating company changes sales and service process


The company also announced that after two years of gradually expanded testing, it is significantly changing its ways of selling products and servicing its customers in order to drive revenue growth and increase customer satisfaction.

"Our testing and analysis show," said Taylor, "that our traditional customer contract and sales force incentive structure does not optimize increased customer usage of D&B's products and, therefore, constrains revenue growth." Accordingly, Taylor explained, the company has been changing the customer contract and sales force incentive structure in Europe and in several U.S. sales offices since early 1996 - with positive results in terms of revenue growth, customer satisfaction, and sales force acceptance.

The changes in its customer relationships, the company said, have two key components. First, customers will no longer be required to sign annual contracts requiring payment in advance and a predetermined level of usage of D&B products. Customers will now have the option to pay for the products and services they use on a monthly basis. Second, sales force compensation will be based primarily on customer usage rather than the value of the annual contracts customers currently sign with D&B. Taylor said this change will provide a strong incentive for the company's sales force to familiarize customers with the full line of D&B solutions.


Change in revenue recognition policies


The Dun & Bradstreet Corporation also announced that it will change certain revenue recognition policies.

The most significant accounting change is that the company will now recognize revenue for the D&B operating company's credit services component when products and services are used by customers, rather than ratably over the contract period. This change brings revenue recognition practices more in line with the actual economics of the business and will provide a better measure of results.


The effect of these changes, which, in accordance with Generally Accepted Accounting Principles will be classified as a "cumulative effect of accounting changes," effective January 1, 1997, is to reduce reported net income for 1997 by approximately $150 million, or $.88 per share. This entire amount is non-cash and will have no impact on cash flow or on the company's future revenue and income goals.

"These changes will provide management and shareholders with a better understanding of the company's performance and will have no impact on cash flow in any year," said Taylor. "Excluding the effect of changes in accounting policies on after-tax income, The Dun & Bradstreet Corporation is on track to deliver at the upper end of its 1997 earnings-per-share expectations."


                                       ###

Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated" and "potential," among others. These forward-looking statements are based on The Dun & Bradstreet Corporation's reasonable current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, The Dun & Bradstreet
Corporation notes that a variety of factors could cause The Dun & Bradstreet Corporation's or Reuben H. Donnelley's actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of The Dun & Bradstreet Corporation's or Reuben H. Donnelley's business include (1) complexity and uncertainty regarding the development of new high-technology products; (2) loss of market share through competition; (3) introduction of competing products or technologies by other companies; (4) pricing pressures from competitors and/or customers; (5) changes in the business information, risk management and yellow pages industries and markets; (6) variable government funding in key geographic regions; (7) the company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (8) the loss of key employees to investment or commercial banks, or elsewhere; and
(9) fluctuations in foreign currency exchange rates.